MORTGAGE, ASSIGNMENT
OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

by and from

ACURA PHARMACEUTICAL TECHNOLOGIES, INC.,

an Indiana corporation, “Mortgagor”

to

OXFORD FINANCE LLC, a Delaware limited liability company, “Mortgagee”

Dated as of December 27, 2013

Location:    16235 State Road 17, Culver, Indiana 46511

MORTGAGE, ASSIGNMENT OF
RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING
(Marshall County, Indiana)

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is dated as of this 27th day of December, 2013, by and from ACURA PHARMACEUTICAL TECHNOLOGIES, INC., an Indiana corporation with offices locates at 16235 State Road 17, Culver, IN 46511 (“Mortgagor” or “Term Borrower”), to OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”) (together with its successors and assigns, “Mortgagee”).

RECITALS:

WHEREAS, Mortgagor is the fee owner of the real property described in Exhibit A attached hereto.

WHEREAS, Mortgagor and ACURA PHARMACEUTICALS, INC., a New York corporation with offices located at 616 N. North Court, Suite 120, Palatine, Illinois (“Parent”) (Mortgagor and Parent being sometimes referred to collectively herein as the “Borrowers” and each as a “Borrower”), and Mortgagee have entered into that certain Loan and Security Agreement, of even date herewith (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) providing for a term loan from certain Lenders (as therein defined) in the maximum principal amount of TEN MILLION DOLLARS ($10,000,000.00).

WHEREAS, Mortgagee is acting as Collateral Agent for the Lenders pursuant to the terms of the Loan Agreement;

WHEREAS, as a condition to the Lenders’ agreement to enter into the Loan Agreement, and to make available to Borrowers the financial accommodations provided therein, Mortgagee has required that Mortgagor, among other things, secure the “Obligations” of Borrowers under the Loan Agreement and the other Loan Documents by delivery and recordatoin of this Mortgage.

WHEREAS, Mortgagor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from the Lenders for entering into, and agreeing to extend credit and provide financial accommodations under, the Loan Agreement and the other Loan Documents with the Borrowers.

Article 1
definitions

Section 1.1.          Definitions.  All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement. As used herein, the following terms shall have the following meanings:

(a)          “Event of Default”: shall have the meaning ascribed to such term in Article 4 hereof.

(b)          “Mortgaged Property”: All of Mortgagor’s interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to herein as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, fixtures and goods that are or are to become fixtures, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”), (5) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Mortgaged Property, whether made before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the “Leases”), (6) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by tenants under the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property, in each case only to the extent Borrower is permitted under the terms thereof to grant a Lien hereunder (the “Property Agreements”), (8) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (9) all property tax refunds, utility refunds and rebates, earned or received at any time (the “Tax Refunds”), (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (12) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”), (13) all of Mortgagor’s rights to appear and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagor in the Mortgaged Property, and (14) all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Obligations), and to do all other things which Mortgagor or any lessor is or may become entitled to do under the Leases. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein but in no event shall include Intellectual Property (as defined in the Loan Agreement).

(c)          “Obligations”: Collectively, all of the present and future obligations of Mortgagor and each other Borrower arising from, or owing under or pursuant to, this Mortgage, the Loan Agreement, or any of the other Loan Documents, including all Loans made under the Loan Agreement (including any interest, fees (including reasonable attorneys’ fees), or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any insolvency proceeding).

(d)          “Permitted Real Property Encumbrances”: shall mean (i) the lien of ad valorem taxes not yet due, and (ii) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of the Mortgaged Property in the operation of the business of Mortgagor or Borrowers or the value of the Mortgaged Property for the purpose of such business, and (iii) Permitted Liens under the Loan Agreement that are inherently liens on Mortgaged Property.

(e)          “UCC”: The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Article 2
grant

Section 2.1.          Grant.  For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Mortgagor herein set forth, to secure the full and timely payment and performance of the Obligations, Mortgagor MORTGAGES, GRANTS A SECURITY INTEREST IN, BARGAINS, ASSIGNS, SELLS AND WARRANTS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Real Property Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights and appurtenances thereof, to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

TO HAVE AND TO HOLD, the Mortgaged Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Mortgagee, its successors and assigns.

Article 3
warranties, representations and covenants

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1.          Title to Mortgaged Property and Lien of this Instrument.  Mortgagor (i) has good and indefeasible title to the Mortgaged Property, in fee simple (to the extent that the Mortgaged Property constitutes real property), free and clear of any Liens, claims or interests, except the Permitted Real Property Encumbrances and (ii) has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth in this Mortgage. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2.          First Lien Status. Mortgagor shall preserve and protect the first Lien status of this Mortgage. If any Lien other than the Permitted Real Property Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such Lien (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Loan Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

Section 3.3.          Payment and Performance. Mortgagor shall pay the Obligations when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

Section 3.4.          Replacement of Fixtures. Except as otherwise permitted under the Loan Agreement or any other Loan Document, Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or replacement or, if removed permanently, is obsolete or is of minimal value, owned by Mortgagor subject to the Lien of this Mortgage and the other Loan Documents, and free and clear of any other Lien except such as may be permitted under the Loan Agreement or any other Loan Document, or approved in writing by Mortgagee.

Section 3.5.          Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may require.

Section 3.6.          Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the land.

Section 3.7.          Condemnation Awards and Insurance Proceeds.

(a)          Condemnation Awards. Mortgagor, promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee of the pendency of such proceedings. Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Loan Agreement. Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any Liens, charges or encumbrances of any kind or nature whatsoever. Notwithstanding the foregoing, provided no Event of Default then exists, with the prior written consent of the Mortgagee, Mortgagor may receive such proceeds and apply the same to such repair or restoration.

(b)          Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, as more specifically described in the Loan Agreement. In the event that the issuer of such insurance policy fails to disburse directly or solely to Mortgagee but disburses instead either solely to Mortgagor or to Mortgagor and Mortgagee, jointly, Mortgagor shall immediately endorse and transfer such proceeds to Mortgagee. Upon Mortgagor’s failure to do so, Mortgagee may execute such endorsements or transfers from and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor’s agent and attorney-in-fact so to do. Notwithstanding the foregoing, provided no Event of Default then exists, with the prior written consent of the Mortgagee, Mortgagor may receive such proceeds and apply the same to such repair or restoration

Section 3.8.          Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the Lien of this Mortgage including any extensions, renewals, amendments or modifications thereof, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees) incurred by Mortgagee in any such action or proceeding and all such expenses shall be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage or to recover or collect the Obligations, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Section 3.9.          TRANSFER OF THE MORTGAGED PROPERTY. EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE LOAN AGREEMENT, MORTGAGOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF MORTGAGEE. THE CONSENT BY MORTGAGEE TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE OR OTHER HYPOTHECATION OF, ANY PORTION OF THE MORTGAGED PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF MORTGAGEE, AT ITS OPTION, TO DECLARE THE OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO MORTGAGOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH MORTGAGEE SHALL NOT HAVE CONSENTED.

Section 3.10.         Security Deposits. To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Mortgagee, all security deposits of tenants of the Mortgaged Property shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within twenty (20) days after request by Mortgagee, Mortgagor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Mortgagee, as requested thereby, certified by Mortgagor.

Article 4
default

Section 4.1.          Events of Default. The occurrence of any of the following events shall constitute an event of default under this Mortgage (each an “Event of Default”):

(a)          an “Event of Default” (as such term is defined in the Loan Agreement) shall have occurred;

(b)          the breach or violation of any of the terms contained in Article 3 of this Mortgage (other than 3.4 and 3.6), except that with respect to Section 3.3, the following shall constitute an Event of Default: failure to  make any payment of principal or interest on any Credit Extension on its due date, failure to make payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1(a) of the Loan Agreement, and failure to  pay any other Obligations within three (3) Business Days after such Obligations are due and payable.

(c)          Mortgagor’s breach of any of the covenants set forth in this Mortgage other than those set forth in Article 3 hereof (other than in Sections 3.3, 3.4 and 3.6) , which breach or failure to comply continues for a period of fifteen (15) days or more, provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Mortgagor be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Mortgagor shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and prior to the expiration of such reasonable time period the failure to cure the default shall not be deemed an Event of Default; provided, however, if such breach or failure to comply would otherwise result in an Event of Default under the Loan Agreement or any other Loan Document, such breach or failure to comply shall result in an Event of Default hereunder concurrently with the occurrence of an Event of Default under the Loan Agreement or such other Loan Document; or

(d)          if any statement or representation in any warranty or representation set forth in Article 3 hereof shall now or hereafter prove to be false or misleading in any material respect.

Article 5
REMEDIES AND FORECLOSURE

Section 5.1.          Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:

(a)          Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)          Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Mortgagee and are to be paid directly to Mortgagee, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Mortgagee has taken possession of the Premises, and to exercise whatever rights and remedies Mortgagee may have under any assignment of rents and leases.

(c)          As and to the extent permitted by law, enter the Mortgaged Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Mortgagee deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Mortgagor with respect to the Premises, whether in the name of Mortgagor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Mortgagee's rights under any assignment of rents and leases securing the Obligations; and (iv) pursuant to the provisions of the Loan Agreement, apply the receipts from the Premises to the payment of the Obligations, after deducting therefrom all expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees.

(d)          Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7 hereof.

(e)          Require Mortgagor to assemble any collateral under the UCC and make it available to Mortgagee, at Mortgagor’s sole risk and expense, at a place or places to be designated by Mortgagee, in its sole discretion.

(f)          Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or, to the extent permitted by law, by power of sale, in which case the Mortgaged Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Mortgagee may determine. Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Mortgagor agrees that twenty (20) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale (to the extent permitted by law), or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement and valuation of the Mortgaged Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) all of the Obligations, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby.

(g)          With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Obligations then due and payable (if Mortgagee shall have elected not to declare the entire Obligations to be immediately due and owing), subject to the continuing Lien of this Mortgage for the balance of the Obligations not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale (to the extent permitted by law) or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining portion of the Mortgaged Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Credit Document; or (3) to the extent permitted by applicable law, recover judgment on the Loan Agreement or any other Loan Document either before, during or after any proceedings for the enforcement of this Mortgage.

(h)          Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.

(i)          Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 5.2.          Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may direct; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3.          Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4.          Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by the Loan Documents or their status as a first and prior Lien in and to the Mortgaged Property. For payment of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 5.5.          Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, except as otherwise specifically set forth in Section 4.1 hereof or elsewhere in this Mortgage or any other Loan Document, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6.          Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 5.7.          Application of Proceeds. The proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)          to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, (5) all costs and expenses incurred by Mortgagee to cure defaults of Mortgagor under this Mortgage and the other Loan Documents, and (6) all costs and expenses incurred by Mortgagee to protect or preserve the Mortgaged Property;

(b)          to the payment of the Obligations in such manner and order of preference as set forth in the Loan Agreement and the other Loan Documents; and

(c)          the balance, if any, to the payment of the Persons legally entitled thereto.

Section 5.8.          Occupancy After Foreclosure. Except as otherwise required by applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(f) or Section 5.1(g) hereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9.          Additional Advances and Disbursements; Costs of Enforcement.

(a)          If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)          Subject to any limits set forth in the Loan Agreement, Mortgagor shall pay all expenses (including reasonable attorneys’ fees and expenses and all costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 5.10.         No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 5.11.         WAIVER OF MORTGAGOR'S RIGHTS. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE APPLICABLE INDEBTEDNESS EVIDENCED BY THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AS THE CASE MAY BE, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, AND EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 HEREOF OR ELSEWHERE IN THIS MORTGAGE, THE LOAN AGREEMENT, OR ANY OTHER LOAN DOCUMENT, WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE BY REASON OF ANY APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH LEGAL COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

Article 6
assignment of rents and leases

Section 6.1.          Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, as security for the Obligations. Mortgagor hereby transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Loan Agreement, Mortgagor shall have the right from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to use the same in any manner as it sees fit. The foregoing right is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the rights herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

Section 6.2.          Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3.          Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4.          No Merger of Estates. So long as part of the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

Article 7
security agreement

Section 7.1.          Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 7.2.          Financing Statements. Mortgagor shall deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor’s state of organization is the State of Florida.

Section 7.3.          Fixture Filing. To the extent permitted under the UCC of the state in which the Land is located, this Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the address of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

Article 8
ReSERVED

Article 9
miscellaneous

Section 9.1.          Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11.1 of the Loan Agreement.

Section 9.2.          Covenants Running with the Land. All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 9.3.          Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the rate or rates at which interest is then computed on the Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3. Notwithstanding the foregoing, Mortgagee shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder to the extent determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 9.4.          Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 9.5.          No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

Section 9.6.          Loan Agreement. If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

Section 9.7.          Release or Reconveyance. Upon payment and performance in full of the Obligations and termination of the Loan Agreement and the other Loan Documents, Mortgagee, at Mortgagor’s expense, shall release the Liens created by this Mortgage or reconvey the Mortgaged Property to Mortgagor.

Section 9.8.          Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 9.9.          Applicable Law. This Mortgage shall be governed by and construed under the laws of the state in which the Mortgaged Property is located.

Section 9.10.         Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11.         Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 9.12.         Proceeds.   So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Loan Agreement, Mortgagor shall have a the right from Mortgagee to use Tax Refunds and cash Proceeds in any manner as it sees fit, including for general working capital (without the same constituting Proceeds). The foregoing right is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the right herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

Article 10
local law provisions

Section 10.1.          Inconsistencies. In the event of any inconsistency between the terms and conditions of the other articles and provisions of this Mortgage and this Article 10, the terms and conditions of this Article 10 shall control and be binding.

Section 10.2.          Costs, Expenses and Attorneys’ Fees. The terms, “expenses (including, without limitation, reasonable attorneys’ fees) incurred by Mortgagee,” “costs, disbursements and allowances,” “costs and expenses of taking possession of the Mortgaged Property,” “attorneys’ fees and expenses,” and similar terms and phrases as used in this Mortgage, including, without limitation, Sections 3.8, 5.7(a), 5.9(b) and 10.4 shall include, without limitation, support staff and paraprofessional costs, amounts expended in litigation preparation and computerized research, telephone and telefax expenses, mileage, depositions, postage, photocopies, process service, videotapes, and all costs associated with environmental testing, audits, reviews, inspections, remediation and clean-up.

Section 10.3.          Fixture Filing. Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods subject to the foregoing grant of security interest, or are to become, fixtures on the land described in Exhibit A; (ii) this instrument, upon recording in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of Sections 9.1-313 and 9.1-402 of the UCC; (iii) Mortgagor is a record owner of the Premises; (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage; (v) Mortgagor’s state organizational number is 197602-119; and (vi) a carbon, photographic, or other reproduction of this instrument, or of any financing statement relating hereto, shall be sufficient for filing purposes.

Section 10.4.          Indebtedness. This Mortgage is given to secure indebtedness in an amount not to exceed a maximum aggregate principal amount of TEN MILLION DOLLARS ($10,000,000.00), exclusive of interest thereon, fees with respect thereto and exclusive of unpaid balances of advances made with respect to the Mortgaged Property for the protection of the Mortgaged Property or the security of this Mortgage or for the payment of taxes, assessments, insurance premiums and all other costs which Mortgagee is authorized by the Mortgage to pay on Mortgagor’s behalf and exclusive of attorneys fees incurred by Mortgagee in connection with any collection or enforcement action hereunder; and all amendments, extensions, renewals, modifications, replacements or substitutions to any of the foregoing.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly EXECUTED AND DELIVERED by its duly authorized representative all as of the day and year first above written.

MORTGAGOR:

ACURA PHARMACEUTICAL TECHNOLOGIES, INC., an Indiana
corporation

By:	/s/ Peter A. Clemens
Name: Peter A. Clemens
Title: Sr. VP & CFO

STATE OF Illinois	)
)ss.
COUNTY OF Cook	)

On December 16, 2013, before me, the undersigned, Notary Public in and for said State and County, personally appeared [Peter A. Clemens, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Robert A. Seiser
Notary Public, State of Illinois

Robert A. Seiser
Printed Name of Notary Public

My Commission Expires:8/13/2016

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Jonathan Bell Esq.
Greenberg Traurig LLP
One International Place
20th Floor
Boston, MA 02110

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.

- Jonathan Bell, Esq.

Exhibit A

Real Property Description

A part of the Northwest Quarter of Section 9, Township 32 North, Range 1 East, Union Township, Marshall County, Indiana, described as follows: Commencing at the Northeast corner of said Northwest Quarter; thence South 0°00’00” East (assumed bearing) along the East line of said Northwest Quarter a distance of 691.20 feet to a PK nail at the point of beginning; thence continuing South 0°00’00” East along said East line a distance of 691.20 feet to a PK nail; thence South 89°52’40” West a distance of 200.00 feet to a 5/8 inch rebar; thence South 0°00’00” East a distance of 346.00 feet to a 5/8 inch rebar; thence North 89°39’39” West a distance of 1092.89 feet to a 5/8 inch rebar on the West line of the East half of said Northwest Quarter; thence North 1°09’23” West along said West line a distance of 1011.77 feet to a 5/8 inch rebar; thence North 89°08’41” East a distance of 1313.44 feet to the point of beginning, containing 29.077 acres, more or less. Subject to legal highways, rights-of-way and easements of record.

EXCEPT:

A part of the Northwest Quarter of Section 9, township 32 North, Range 1 East, Union Township, Marshall County, Indiana, described as follows: Commencing at a 5/8 inch iron rod located at the Northeast corner of said Northwest Quarter; thence South 00°00’00” West (record bearing) along the East line of said Quarter 1169.13 feet to a Mag nail at the point of beginning of this description; thence continuing South 00°00’00” West along the East line of said Quarter 213.27 feet to a PK nail at the Northeast corner of the Helen D. Fishburn parcel as recorded in Deed Record 1984, page 4258 in the Office of the Marshall County Recorder; thence South 89°52’40” West 200.00 feet to a 5/8 inch iron rod at the Northwest corner of said Fishburn parcel; thence South 00°00’00” West along the West line of said Fishburn parcel 4.77 feet to a 5/8 inch iron rod at the intersection with the Easterly extension of a chainlink fence; thence North 89°15’19” West along said fenceline 109.57 feet to a fence corner post; thence North 00°35’23” East along said fenceline 128.93 feet to a fence corner post; thence North 88°56’06” East along said fenceline 40.40 feet to a fence corner post; thence North 00°15’11” East 37.88 feet to a 5/8 inch iron rod, thence North 89°35’46” East 65.54 feet to a 5/8 inch iron rod; thence North 02°36’10” East 48.65 feet to a 5/8 inch iron rod; thence North 89°52’40” East 199.93 feet to the point of beginning, containing 1.37 acres, subject to all easements, rights-of-way and restrictions of record.

2